EXHIBIT 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to (i) the use of the name Netherland, Sewell & Associates, Inc., the reference to our reserves report for Concho Resources Inc. (the “Company”) dated January 22, 2016, and the use of information contained therein in the Company’s annual report on Form 10-K to be filed on or about February 25, 2016, and (ii) inclusion of our summary report dated January 22, 2016, included in the Form 10-K to be filed on or about February 25, 2016, as Exhibit 99.1.

We hereby further consent to the incorporation by reference in the Registration Statements on (i) Form S-8 (file no. 333-145791, effective August 30, 2007), (ii) Form S-8 (file no. 333-182046, effective June 11, 2012), (iii) Form S-8 (file no. 333-204765, effective June 5, 2015), and (iv) Form S-3 (file no. 333-206172, effective August 6, 2015) of such information.

NETHERLAND, SEWELL & ASSOCIATES, INC.
By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

February 25, 2016